Exhibit 5.1

[MAYER BROWN ROWE & MAW LETTERHEAD]

June 22, 2005

Hyundai ABS Funding Corporation
Hyundai Motor Finance Company
Hyundai Auto Receivables Trust
10550 Talbert Avenue
Fountain Valley, California 92708

Re:	Hyundai ABS Funding Corporation
Hyundai Motor Finance Company
Hyundai Auto Receivables Trust
Registration Statement on Form S-3 (No. 333-117398)

Ladies and Gentlemen:

     We have acted as special counsel to Hyundai ABS Funding Corporation, a Delaware corporation (“HAFC”), in connection with the Registration Statement on Form S-3, File No. 333-117398 (together with the exhibits and amendments thereto, the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), for the registration under the Act of $2,246,653,000 of asset backed notes (the “Notes”) and asset backed certificates (the “Certificates,” and together with the Notes, the “Securities”).

     As described in the Registration Statement, the Notes and the Certificates will be issued from time to time in series, with each series being issued by a trust (each, a “Trust”) to be formed by HAFC pursuant to a Trust Agreement (each, as may be amended and restated, the “Trust Agreement”) among HAFC, Hyundai Motor Finance Company, a California corporation (“HMFC”), as administrator and a trustee. For each series, the Notes will be issued pursuant to an Indenture (the “Indenture”) between the related Trust and an indenture trustee (the “Indenture Trustee”), and the Certificates will be issued pursuant to a Trust Agreement.

     We are familiar with the proceedings to date in connection with the proposed authorization, issuance and sale of any series of Notes and Certificates, and in order to express our opinion hereinafter stated we have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the following documents: